EXHIBIT 2


                    AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     This Amendment ("Amendment") to the Registration Rights Agreement (the

"Registration Rights Agreement"), dated as of June 22, 1997 among ECO

Holdings III Limited Partnership, Polish Investments Holding L.P., Roger M.

Freedman, The Cheryl Anne Chase Marital Trust, Steele LLC, the AESOP Fund,

L.P. and @Entertainment, Inc. is made this 9th day of July, 1997.

                            WITNESSETH:

     WHEREAS, Section 5(f) the Registration Rights Agreement permits this

Amendment to be made in writing signed by all of the parties to the

Registration Rights Agreement;

     WHEREAS, the undersigned are all of the parties to the Registration

Rights Agreement; and

     WHEREAS, the undersigned agree that the Registration Rights Agreement should be amended as set forth herein.

     THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agree as follows:

     1.   Section 2(a)(i)(D) of the Registration Rights Agreement is

amended by deleting the phrase "prior to the third anniversary of this

Agreement" and substituting therefor the phrase "prior to March 29, 1999."

     2.   Except as amended by paragraph 1 of this Amendment, all the terms and provisions of the Registration Rights Agreement in effect on the date hereof are hereby ratified and confirmed.

     3.   This Amendment may be executed in counterparts so that upon execution of counterparts by all of the parties to the Registration Rights

Agreement this Amendment shall be in full force and effect.


     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year first above written.

                              @ENTERTAINMENT, INC.,
                              a Delaware corporation

                              By: /s/ Robert E. Fowler, III
                                  ------------------------------------
                                  Name:  Robert E. Fowler, III
                                  Title: Chief Executive Officer


                              POLISH INVESTMENTS HOLDING L.P.,
                              a Delaware limited partnership

                              By: CHASE POLISH ENTERPRISES, INC.
                                  a Delaware corporation

                                  MANAGING GENERAL PARTNER

                              By: /s/ Cheryl A. Chase
                                  ------------------------------------
                                  Name:  Cheryl A. Chase
                                  Title: Executive Vice President


                              ECO HOLDINGS III LIMITED PARTNERSHIP,
                              a Delaware limited partnership

                              By:  Advent ECO III L.L.C., general partner

                              By:  Global Private Equity II Limited
                                   Partnership, member

                              By:  Advent International Limited
                                   Partnership, general partner


                              By:  Advent International Corporation,
                                   general partner

                              By: /s/ Janet L. Hennessy
                                  -------------------------------------
                                  Name: Janet L. Hennessy
                                  Title: Vice President


                              THE AESOP FUND, L.P.,
                              a Delaware limited partnership

                              By:  Capital Investors, G.P.,
                                   a ____________________ partnership

                                   MANAGING GENERAL PARTNER


                              By: /s/ Duff Kennedy
                                  -------------------------------------
                                  Name: Duff Kennedy
                                  Title: Chairman


                                  /s/ Roger M. Freedman
                                  -------------------------------------
                                  Roger M. Freedman


                              STEELE LLC, a Connecticut limited liability company

                              By: /s/ Richard B. Steele
                                  -------------------------------------
                                  Name: Richard B. Steele
                                  Title: Managing Member


                              THE CHERYL ANNE CHASE MARITAL
                              TRUST, a Connecticut trust

                              By: /s/ Cheryl A. Chase
                                  -------------------------------------
                                  Name: Cheryl A. Chase
                                  Title: Trustee, and not individually or
                                         in any other capacity.


                              By: /s/ Kenneth Musen Trustee
                                  -------------------------------------
                                  Kenneth Musen
                                  Trustee, and not individually or in any
                                  other capacity